UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): July 31, 2008
CAPITALSOURCE INC.
(Exact name of registrant as specified in its charter)

DELAWARE (State or other jurisdiction of incorporation or organization)	1-31753 (Commission File Number)	35-2206895 (I.R.S. Employer Identification No.)
4445 Willard Avenue, 12th Floor
Chevy Chase, MD 20815
(Address of principal executive offices, zip code)
Registrant’s telephone number, including area code (800) 370-9431
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01.	Entry into a Material Definitive Agreement
     On July 31, 2008, we amended the Sale and Servicing Agreement dated May 8, 2008 among Funding VII Depositor LLC (“Funding VII Depositor”), as the Seller, CapitalSource Finance LLC (“CapitalSource Finance”), as the Originator and as the Servicer, each of the Issuers from time to time party thereto, each of the Liquidity Banks from time to time party thereto, Citicorp North America, Inc., as the Administrative Agent, and Wells Fargo Bank, National Association (“Wells Fargo”), as the Backup Servicer and as the Collateral Custodian to voluntarily reduce the commitment amount from $1 billion to $400 million. CapitalSource Finance is a wholly owned indirect subsidiary of CapitalSource Inc. and Funding VII Depositor is a wholly owned indirect subsidiary of CapitalSource Finance.

Item 2.02.	Results of Operations and Financial Condition.
     On August 5, 2008, we announced our consolidated financial results for the second quarter ended June 30, 2008. A copy of such press release is attached as Exhibits 99.1 hereto and is incorporated herein by reference.
     The information in Items 2.02 and 9.01 of this Current Report is being furnished and shall not be deemed “filed” for the purposes of Section 18 of the Securities Exchange Act of 1934 or otherwise subject to the liabilities of that Section. The information in Items 2.02 and 9.01 of this Current Report shall not be incorporated by reference into any registration statement or other document filed with the Commission.

Item 9.01.	Financial Statements and Exhibits.
     (d) Exhibits
          See Exhibit Index attached to this Form 8-K, which is incorporated herein by reference.

SIGNATURES
     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: August 5, 2008	/s/ STEVEN A. MUSELES
Steven A. Museles
Executive Vice President, Chief Legal Officer and Secretary

INDEX TO EXHIBITS

Exhibit No.	Description

99.1	Press Release issued by CapitalSource Inc. on August 5, 2008.